Exhibit 10.1

JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT, dated November 19, 2013 (the “Agreement”) is made and entered into, by and between GrowLife, Inc. (“GrowLife”), a Delaware corporation, and CANX USA  LLC,  a  Nevada  limited  liability,  and  its  designees  and  assignees  (“CANX”). GrowLife and CANX shall be collectively referred to herein as the “Parties.”

RECITALS

WHEREAS, GrowLife is in the business of selling hydroponic equipment, supplies and services through GrowLife’s physical retail locations, as well as its online stores.

WHEREAS, GrowLife and CANX desire to join in the formation of a joint venture for the purposes and on the terms set forth in this Agreement and its Exhibits attached hereto.

WHEREAS, GrowLife and CANX shall form a Nevada limited liability company for purposes of this joint venture, which shall be named “Organic Growth International, LLC” (“OGI” or “Joint Venture”).  The Parties may, in their absolute and sole discretion, and in accordance with the terms of this Agreement, change the name of the Joint Venture at any time and from time to time.

NOW THEREFORE, for and in consideration of the mutual covenants and promises herein contained, and intending to be legally bound hereby, the Parties hereto agree as follows:

AGREEMENT

1.	Incorporation of Recitals. The Recitals are incorporated herein as if set forth in full and made a part of this Agreement.

2.          Exhibits.  The following exhibits attached hereto are incorporated herein and made a part hereof for all purposes:

EXHIBIT “A”	Warrant Agreement

EXHIBIT “B”	Convertible Note

EXHIBIT “C”	Registration Rights Agreement

3.          Organization.    The Parties agree to form a Joint Venture named Organic Growth International, LLC.  OGI will be organized as a Nevada limited liability company.  The Parties are not partners. Neither Party is or shall be responsible for the debts or liabilities of the other Party. Likewise, neither Party shall have, by virtue of this Agreement or otherwise, any ownership interest or rights in the other, or any right of interest in assets of the other except as specifically provided herein.

4.          Purpose.  OGI shall be formed for the purpose of expanding GrowLife operations in its current retail hydroponic businesses and in other synergistic business verticals, exclusive distribution of GrowLife products through OGI retail partnerships, including the distribution of GrowLife private labels, and for the Parties to participate in developments and investments in growing operations and end user outlets.  OGI may develop business opportunities directly or indirectly through subsidiary companies, joint ventures, partnerships, or other legal commercial structures. OGI may also engage in other activities that may be reasonably incident or appropriate to the foregoing as the Parties shall determine in accordance with the terms of this Agreement.

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5.          Obligations.  The Parties hereto agree that they shall have the following responsibilities associated with OGI and this Joint Venture:

a.	CANX / OGI.

i.
Formation and Operation of OGI.  CANX will form OGI under the laws of the State of Nevada and will be in sole operational control of the entity except as specifically provided herein.   The initial allocation of ownership percentages shall be fifty-five percent (55%) to CANX and forty-five (45) percent to GrowLife non-dilutive, and subject to adjustment as provided in this Agreement.

ii.
Initial Contribution, Convertible Note.   Concurrent with the execution and delivery of this Agreement by the Parties, CANX will immediately provide one million dollars ($1,000,000) to GrowLife (the “Initial Funding”) pursuant to a convertible note, the form of which is attached hereto as Exhibit B.

iii.
Consulting Services.   CANX will provide OGI with executive level new business development, marketing, operational, private label and supply chain consulting services for a minimum term of thirty-six (36) months.

iv.
GrowLife  Ownership  Interest  in  OGI.     The  Parties  contemplate  that GrowLife may ultimately acquire a fifty one (51%) ownership interest in OGI.  The Parties further contemplate that GrowLife’s ownership percentage in OGI will come in four phases.

1.	Phase One: Formation and Ownership. In accordance with this Agreement, OGI shall be formed and constituted with a non-dilutive forty-five percent (45%) ownership by GrowLife.

2.	Phase Two: Initial Expansion Activity.

a.
OGI agrees to facilitate through third party sources, members of OGI or CANX,  or  directly provide up  to  forty  million dollars ($40,000,000) in additional funding for commercially financeable transactions that are mutually approved by the Parties (“Transaction Financing”). All such transactions will fall within the scope of this Joint Venture, or otherwise as provided for under this Agreement. The Transaction Financing is subject to Phase Three below, including the implementation of the Minimum Increase of Authorized Shares (as defined below), or otherwise as the Parties may mutually agree.

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b.
Concurrent with the execution of this Agreement, OGI will provide (as a part of the Transaction Financing) a funding commitment to GrowLife of one million three hundred thousand dollars ($1,300,000) (the “First Transaction Commitment”).  Subject to the approvals set forth in 2.a. above, GrowLife may use this First Transaction Commitment in connection with its GrowLife Infrastructure Finance Technology program.

c.
Concurrent with the execution of this Agreement, GrowLife agrees to deliver to CANX one hundred forty million (140,000,000) freely and fully transferrable, unrestricted warrants to purchase one hundred forty million (140,000,000) shares of GrowLife common stock, par value $0.0001 per share (“Common Stock”), at a maximum strike price of $0.033  per  share,  as described in  the  form  attached  as  Exhibit  A  (the “Initial Warrants”).

3.
Phase Three—Growth  Structuring. GrowLife currently has one billion (1,000,000,000) shares of Common Stock authorized.  Within fourteen (14) days of the effective date of this Agreement, GrowLife shall have made all necessary filings to process an amendment to its Certificate of Incorporation to increase in its authorized Common Stock sufficient to meet its obligations to CANX and OGI under this Joint Venture and its related acquisition and growth strategies (the “Minimum Increase of Authorized Shares”), to accommodate the activities contemplated under this Agreement, including, without limitation, the issuance of the Warrants and the Warrant Shares. Upon completion of any increase in GrowLife’s authorized stock, GrowLife will issue the following additional Warrants to CANX: (i) one hundred million (100,000,000) Warrants in GrowLife to purchase 100,000,000 shares of Common Stock at a maximum strike price of $0.033 per share, and (ii) twenty (20) blocks of Warrants in GrowLife, with each block consisting of 10,000,000 Warrants to purchase 10,000,000 shares of Common Stock at a maximum strike price of $0.033 per share.

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Each block of Warrants will be fully earned by and issued to CANX in stages as CANX raises capital or acquires assets to be deployed in OGI (or indirectly through third parties, subsidiary companies, joint ventures, partnerships, or other legal commercial structures), with each 10,000,000 block of Warrants issued upon each additional  one  million  dollars  ($1,000,000) of capital or assets raised and/or placed in OGI. The Warrant Agreement for Phase Three is attached as Exhibit A.

4.
Phase Four: OGI Control Transfer. Upon OGI deriving eighty million dollars ($80,000,000) in gross revenue from OGI acquisitions that have been approved by the Parties, or completing forty million dollars ($40,000,000) in acquisitions (measured by gross purchase price consideration),  GrowLife will issue additional Warrants to CANX to allow the purchase of additional Common Stock, at a maximum strike price of $0.033 per share, in an amount necessary to equal a total of forty nine percent (49%) of GrowLife‘s issued and outstanding capital stock, on a fully diluted basis, giving effect to the issuance and accounting for all prior Warrants earned by CANX, less eighty (80) million warrants from the Initial Warrants described in 2.c. above (the “Top Up Warrants”). Concurrently and expressly subject to the foregoing, OGI will issue equity in OGI to GrowLife in an amount sufficient to increase GrowLife’s total  equity  ownership  in  OGI  to  fifty one percent (51%) of the issued and outstanding equity ownership in OGI. For every additional one million dollars ($1,000,000) in new revenue generated/acquired by OGI beyond eighty million dollars ($80,000,000) in gross revenue, CANX will be awarded five hundred thousand (500,000) additional Warrants to purchase Common Stock at a maximum strike price of $.033 per share, capped at a maximum of fifty million (50,000,000) Warrants.

5.
Warrants  and  Share/Securities  Defined/adjustments.    All warrants granted to CANX to purchase GrowLife Common Stock referenced herein are collectively referred to herein as “Warrants” or “CANX Warrants.”  The Common Stock  issuable  upon  exercise  of  the Warrants are referred to as “Underlying Shares” or “Warrant Shares,” and collectively the Warrants, the CANX Warrants and the Warrant Shares are also referred to herein collectively as the “Securities”.

6.	Registration Rights. CANX shall be entitled to registration rights for the Securities, as contained in the Registration Rights Agreement, attached hereto as Exhibit C.

v.
OGI Board Appointment.  Concurrent with the execution and delivery of this Agreement by the Parties and the formation of OGI, OGI shall grant GrowLife the right to appoint one (1) member to the OGI board of directors/managers.

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vi.
GrowLife Participation in OGI New Business.  OGI intends to develop and grow operations and end user outlets in the industry in which GrowLife presently operates (“OGI New Business”).  To that end, OGI shall grant GrowLife a right of first refusal to increase its ownership in OGI New Business on an acquisition-by-acquisition basis beyond its pro-rata ownership of OGI.   GrowLife, in its sole discretion, may exercise this option to participate in individual OGI New Business acquisitions at a price equal to the price of the acquisition.

vii.
OGI Management and Operational Services. Through its majority control of the board of managers/directors of OGI, CANX shall have the absolute right to direct and shall be responsible for the day to day operations of OGI.  OGI will use its commercially reasonably efforts to develop a market analysis, marketing plan and operational plan for OGI and all OGI New Business. OGI may, subject to the mutual approval of the Parties, prepare a private placement memorandum (“PPM”) for use in connection with the Transaction Financing.  GrowLife, as reasonably requested by OGI, will fully cooperate with, and timely provide any and all information to OGI (or CANX, as the case may be) as may be required by OGI or CANX for PPM, and the Transaction Financing, or otherwise under the activities contemplated by this agreement, and as may necessary or advisable relative to OGI’s  business and operations (this duty to fully cooperate shall be an express condition to OGI’s obligations hereunder).

viii.
Operation of Existing GrowLife Operations.  It is the understanding of the Parties that initially the day-to-day operational management of existing GrowLife “Brick and Mortar” retail stores and online businesses (“GrowLife Operations”) will remain under the operational control of GrowLife subject to consultation by CANX and OGI, on a reasonable basis.   It is further understood that existing GrowLife Operations may eventually be installed on the OGI operational platform pursuant to a definitive agreement mutually agreed to by the Parties.   All revenues, costs, profits and liabilities generated by GrowLife Operations will remain owned by and the sole responsibility of GrowLife.   OGI will have no right to direct or control the management of GrowLife, or any right, title or interest in GrowLife, GrowLife Operations and/or the proceeds therefrom, except as otherwise expressly provided in this Agreement.

ix.
OGI Purchase of GrowLife Goods and Services.  OGI shall cause each and every OGI New Business to purchase, to the extent possible and reasonable, all of its goods and services for resale to its customers from GrowLife on an exclusive  basis,  provided  however  that  GrowLife  has  the  capability  to provide such goods and services and that such goods and services are competitively priced.

x.
OGI Usage of GrowLife Private Label Goods.   OGI shall use, on a first available  basis,  to  the  extent  possible  and  reasonable,  all  goods  made available to it by GrowLife that are GrowLife private label branded.

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xi.
OGI Sale, Issuance or Hypothecation of Ownership Interest.  OGI shall not sell, issue, or hypothecate the portion of its membership units that may be acquired by GrowLife under this Joint Venture without prior consent of GrowLife, provided that consent by GrowLife if requested shall not unreasonably be refused.

xii.	Intentionally deleted.

xiii.
Change in Control of OGI.  In the event that GrowLife acquires control of the voting equity of OGI, then the minority members of OGI shall have the right to appoint one (1) member to the OGI board of directors/managers (the “Minority Director”). The Minority Director shall be vested with the rights and powers of the OGI Director (including, without limitation, the right to approve (or deny, as the case may be) the sale, issuance or hypothecation of the GL Shares), in addition to the rights it has as a director generally and otherwise.

b.	GrowLife.

i.
GrowLife Not Obligated to Contribute Capital.  GrowLife has no obligation to contribute any capital or monies to OGI.   However, GrowLife does have the option to participate in OGI New Business on an acquisition-by-acquisition basis subject the Parties mutual agreement.

ii.
GrowLife  Will  Not  Participate  in  Operation  of  OGI.    GrowLife will  not participate in the operation or control of OGI, provided however, concurrent with the execution and delivery of this Agreement by the Parties GrowLife grants OGI the right to make appointments of members to GrowLife’s Board of Directors as described in iii.

iii.
GrowLife Board Appointment.  Concurrent with the execution and delivery of this Agreement by the Parties, GrowLife grants OGI the right to appoint three (3) members to the GrowLife board of directors (“OGI Director(s)”). GrowLife will maintain a seven (7) member board of directors, inclusive of the OGI Directors, unless a super majority consisting of eighty (80%) of the GrowLife board of directors vote in favor of adjusting the number of the GrowLife board of director members.

iv.
Non-Exclusive GrowLife Intellectual Property License.  Concurrent with the execution and delivery of this Agreement by the Parties, GrowLife grants OGI a non-exclusive right to use its intellectual property in its business operations (excluding Stealth Grow LED), including without limitation, GrowLife and GrowLife controlled trade names and trademarks, for the benefit of GrowLife and subject to prior approval in writing of matters affecting the form or style of GrowLife brands.   This form of this agreement shall be on customary, commercially reasonable terms, to be negotiated in good faith by the Parties.

v.
OGI Approval of Successor CEOs and Presidents.   GrowLife grants OGI the right to nominate successor CEOs of GrowLife in the event that the current CEO of GrowLife, is no longer an officer of GrowLife either by expiration or termination of his Executive Employment Agreement incorporated herein by reference.  This form of this  agreement  shall  be  on  customary, commercially reasonable terms, to be negotiated in good faith by the Parties.

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6.           Operation and Control.  OGI will be formed, managed, operated and controlled by CANX and/or its affiliates as designated by CANX.  Subject to any specific provisions of this Agreement to the contrary, CANX shall be solely responsible for the management of OGI business and shall have all rights and powers generally conferred by law or necessary, advisable or consistent in connection with those rights and powers, or in connection with accomplishing the purposes of the Joint Venture as set forth in this Agreement.

7.           Term.  Except as otherwise provided in this Agreement and its Exhibits, the Joint Venture shall commence as of the effective date of this Agreement and shall continue for three (3) years from the date of execution, unless sooner terminated pursuant to the provisions of this Agreement, by mutual agreement of the Parties, or by operation of law.

8.           Representations and Warranties of GrowLife. In order to induce CANX to enter into this Agreement and to acquire the CANX Warrants, GrowLife hereby makes the following representations and warranties to CANX and the Placement Agent, as applicable:

a.
Underlying Shares and Warrant Shares.  GrowLife has authorized (or will authorize) and has reserved (or will reserve) and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of its authorized but unissued shares of Common Stock equal to the aggregate number of shares of Common Stock necessary to effect the exercise of the CANX Warrants.

b.
Organization,  Good  Standing  and  Power.     GrowLife  is  a  corporation  duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  GrowLife is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so  qualified will not have a Material Adverse Effect.  For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties, prospects or financial condition of GrowLife which is material to such entity or other entities controlling or controlled by such entity or which is likely to materially affect GrowLife’s business or hinder the performance by GrowLife of its material obligations hereunder and under the other Transaction Documents.  “Transaction Documents” shall mean this Agreement, and all of the documents contemplated by this Agreement, including, without limitation, the Convertible Note, the Warrant Agreement, and the Registration Rights Agreement).

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c.
Authorization; Enforcement.    GrowLife  has  the  requisite  corporate  power  and authority to enter into and perform its obligations under the Transaction Documents and  to  issue  the  CANX  Warrants  in  accordance  with  the  terms  hereof.    Upon approval and ratification by the Board of Directors of GrowLife, and the execution, delivery and performance of the Transaction Documents by GrowLife no further consent or authorization of GrowLife, GrowLife’s board of directors (the “Board of Directors”) or its stockholders is required. This Agreement has been duly executed and delivered by GrowLife.   Each of the Transaction Documents constitutes, or shall constitute when executed  and  delivered,  a  valid  and  binding  obligation  of  GrowLife enforceable against GrowLife in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

d.
Capitalization.   The authorized capital stock of GrowLife and the shares thereof issued and outstanding as of 19, 2013, are set forth on Schedule 8(d) hereto.  All of the outstanding shares of GrowLife’s Common Stock and any other security of GrowLife have been duly and validly authorized.  Except as set forth on Schedule 8(d) hereto, no shares of Common Stock or any other security of GrowLife are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of GrowLife.  Furthermore, except as set forth on Schedule 8(d) hereto, there are no contracts, commitments, understandings, or arrangements by which GrowLife is or may become bound to issue additional shares of the capital stock of GrowLife or options, securities or rights convertible into shares of capital stock of GrowLife. Except for customary transfer restrictions contained in agreements entered into by GrowLife in order to sell restricted securities or as provided on Schedule 8(d) hereto, GrowLife is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind (each, a “Person”) with respect to any of its equity or debt securities.  GrowLife is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of GrowLife. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of GrowLife issued prior to the Closing complied with all applicable federal and state securities laws, and no holder of such securities has a right of rescission or claim for damages with respect thereto which could have a Material Adverse Effect. GrowLife has furnished or made available to CANX true and correct copies of GrowLife’s Articles of Incorporation as amended and restated and in effect on the effective date of this Agreement (the “Articles”), and GrowLife’s Bylaws as in effect effective date of this Agreement (the “Bylaws”).

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e.
Issuance of Securities.  The CANX Warrants to be issued hereunder have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, and shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.  The Warrant Shares to be issued upon exercise of the CANX Warrants have been duly authorized by all necessary corporate action and when issued and paid for in accordance with the terms of this Agreement and as set forth in the CANX Warrants, as applicable, such shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

f.
No  Conflicts.     The  execution,  delivery  and  performance  of  the  Transaction Documents by GrowLife and the consummation by GrowLife of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which GrowLife is a party or by which GrowLife’s respective properties or  assets are bound,  (iii) create or  impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of GrowLife under any agreement or any commitment to which GrowLife is a party or by which GrowLife is bound or by which any of their respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to GrowLife  or by which any property or asset of GrowLife is bound or affected, except, in all cases other than violations pursuant to clauses (i) or (iv) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of GrowLife is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. GrowLife is not required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by GrowLife with the Securities and Exchange Commission (the “Commission”) and/or FINRA prior to or subsequent to the Effective date of this Agreement, or state securities administrators subsequent to the Effective date of this Agreement, or any registration statement which may be filed pursuant hereto or thereto).

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g.
Commission Documents; Financial Statements.   GrowLife has made available to CANX through the EDGAR system, true and complete copies of GrowLife’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2012 (the “Form 10-K”), and all other reports, schedules, forms, statements and other documents required to be filed by GrowLife pursuant to the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, since December 31, 2012 (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). GrowLife has not provided to CANX any material non- public information or other information which, according to applicable law, rule or regulation, should have been disclosed publicly by GrowLife but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement.  At the time of their filing, other than the timeliness of the filings, each Commission Document complied in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, at the time of its filing, each Commission Document did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of GrowLife  included  in  the  Commission  Documents  complied  as  to  form  in  all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during  the  periods  involved  (except  (i)  as  may  be  otherwise  indicated  in  such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of GrowLife and its subsidiary as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

h.	No Material Adverse Change. Since June 30, 2013, GrowLife has not experienced or suffered any Material Adverse Effect.

i.	No Undisclosed Liabilities. GrowLife has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those set forth in the Commission Documents or incurred in the ordinary course of GrowLife’s business since June 30, 2013, and which, individually or in the aggregate, do not or would not have a MaterialAdverse Effect on GrowLife.

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j.
No Undisclosed Events or Circumstances.  Since June 30, 2013, except as disclosed in the Commission Documents filed prior to the date hereof, (i) to GrowLife’s knowledge, there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) GrowLife has  not  incurred  any  liabilities  (contingent  or  otherwise)  other  than  (A)  trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in GrowLife’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) GrowLife has not altered its method of accounting, (iv) GrowLife has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) GrowLife has not issued any equity securities to any officer, director or affiliate, except pursuant to any existing Company stock option plans.  GrowLife does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to GrowLife or its subsidiary or their respective businesses, properties, operations, assets or financial condition that would be required to be disclosed by GrowLife under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) trading day prior to the date that this representation is made.

k.
Title to Assets.   GrowLife has good  and marketable title to all of  its personal property, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances of any nature whatsoever, except for those that, individually or in the aggregate, do not have a Material Adverse Effect Except or as set forth on Schedule 8(k) attached hereto.  All said leases of GrowLife are valid and subsisting and in full force and effect. GrowLife does not own any real property.

l.
Actions Pending.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of GrowLife, threatened, against GrowLife which questions the validity of this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. Except as disclosed in the Commission Documents, there is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding  pending  or,  to  the  knowledge  of  GrowLife, threatened  against  or involving  GrowLife  or   any   of   their  respective  properties  or   assets,  which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against GrowLife or any officers or directors of GrowLife in their capacities as such, which individually, or in the aggregate, would have a Material Adverse Effect.

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m.
Compliance with Law.  The business of GrowLife has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents or such that, individually or in the aggregate, the noncompliance therewith would not have a Material Adverse Effect.  GrowLife has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

n.
Taxes.  GrowLife has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of GrowLife for all current taxes and other charges to which GrowLife is subject and which are not currently due and payable.  None of the federal income tax returns of GrowLife have been audited by the Internal Revenue Service. GrowLife has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against GrowLife for any period, nor of any basis for any such assessment, adjustment or contingency.

o.
Certain Fees.   GrowLife has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

p.
Disclosure.    Except  with  respect  to  the  material  terms  and  conditions  of  the transactions contemplated by the Transaction Documents, GrowLife confirms that neither it nor any other Person acting on its behalf has provided any of CANX or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Commission Documents.  GrowLife understands and confirms that CANX will rely on the foregoing representation in effecting transactions in securities of GrowLife. All of the disclosure furnished by or on behalf of GrowLife to CANX regarding GrowLife and its subsidiaries, their respective businesses and the transactions contemplated hereby, including any disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. GrowLife acknowledges and agrees that CANX makes no nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in herein.

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q.
Intellectual Property.   GrowLife and its subsidiary have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or required for use in connection with its current business as described in the Commission Documents (collectively, the “Intellectual Property Rights”). Neither GrowLife nor its subsidiary has received a notice (written or otherwise) that any of the material Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the effective date of this Agreement.  Neither GrowLife nor any of its subsidiaries has received, since the date of the latest audited financial statements included within the Commission Documents, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person.  To the knowledge of GrowLife, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.   GrowLife and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

r.
Books and Records; Sarbanes-Oxley; Internal Accounting Controls.   The books, records and documents of GrowLife accurately reflect in all material respects the information relating to the business of GrowLife, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable  of  GrowLife.    GrowLife maintains  a  system  of  internal  accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. GrowLife and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for GrowLife and its subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by GrowLife in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  GrowLife’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of GrowLife and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  GrowLife presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the weaknesses of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of GrowLife that have adversely affected, or is reasonably likely to adversely affect, the internal control over financial reporting of GrowLife.

GrowLife-CANX JV Agmnt, Page 13

s.
Material Agreements.   Except for the Transaction Documents or as included as exhibits to the Commission Documents, GrowLife is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission (collectively, “Material Agreements”) if GrowLife was registering securities under the Securities Act.  GrowLife has in all material respects performed all the obligations required to be performed by it to date under the foregoing agreements, and GrowLife has not a notice of default and, to the best of GrowLife’s knowledge, it is not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.

t.
Securities Act of 1933.  GrowLife has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither GrowLife nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any Person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws.  Neither GrowLife nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

u.
Governmental Approvals.  Except for the filing of any notice prior or subsequent to the effective date of this Agreement that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the execution or delivery of the CANX Warrants, the Warrant Shares, or for the performance by GrowLife of its obligations under the Transaction Documents.

v.
Application of Takeover Protections.   GrowLife and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under GrowLife’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to CANX as a result of CANX and GrowLife fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of GrowLife’s issuance of the Securities and CANX’ ownership of the Securities.

GrowLife-CANX JV Agmnt, Page 14

w.
Foreign Corrupt Practices.   Neither GrowLife nor to the knowledge of GrowLife, any agent or other Person acting  on behalf of  GrowLife,  has: (i)  directly  or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by GrowLife (or made by any Person acting on its behalf of which GrowLife is aware) which is in violation of law or (iv) violated in any material respect any provision of Foreign Corrupt Practices Act of 1977, as amended.

x.	No Disagreements with Accountants. There are no disagreements of any kind presently existing between GrowLife and the accountants formerly or presently employed by GrowLife.

y.
Acknowledgment    Regarding    CANX’s    acquisition    of    Securities. GrowLife acknowledges and agrees that CANX is acting solely in the capacity of an arm’s length party with respect to the Transaction Documents and the transactions contemplated thereby. GrowLife further acknowledges CANX is not acting as a financial advisor or fiduciary of GrowLife (or in any similar capacity) with respect to the  Transaction  Documents  and  the  transactions  contemplated  thereby  and  any advice given by CANX or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to this Agreement.  GrowLife further represents to CANX  that  GrowLife’s  decision  to  enter  into  this  Agreement  and  the  other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by GrowLife and its representatives.

z.
Investment Company Act Status.  GrowLife is not, and as a result of and as of the effective date of this Agreement will not be, an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

aa.
Absence of Manipulation.  GrowLife has not, and to GrowLife’s knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of GrowLife to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of GrowLife or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of GrowLife, in connection with the issuance of the Securities.

bb.
Office of Foreign Assets Control.  Neither GrowLife nor, to GrowLife's knowledge, any director, officer, agent, employee or affiliate of GrowLife is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

GrowLife-CANX JV Agmnt, Page 15

cc.
U.S. Real Property Holding Corporation. GrowLife is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and GrowLife shall so certify upon CANX’s request.

dd.
Money Laundering. The operations of GrowLife are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator  involving  GrowLife  with  respect  to  the  Money  Laundering  Laws  is pending or, to the knowledge of GrowLife, threatened.

ee.
Acknowledgement  Regarding  CANX’s   Trading   Activity.      Anything   in   this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by GrowLife that: (i) none of CANX has been asked by GrowLife to agree, nor has CANX agreed, to desist from purchasing or selling, long and/or short, securities of GrowLife, or “derivative” securities based on securities issued by GrowLife or to hold the Securities for any specified term; (ii) past or future open market or other transactions by CANX, specifically including, without limitation, short sales or “derivative” transactions, before or after the effective date of this Agreement of this or future private placement transactions, may negatively impact the market price of GrowLife’s publicly-traded securities; (iii) CANX, and counter- parties in “derivative” transactions to which CANX is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) CANX shall not be deemed to have any affiliation with or control over any arm’s length counter- party in any “derivative” transaction. GrowLife further understands and acknowledges that (y) CANX may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined, and (z) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in GrowLife at and after the time that the hedging activities are being conducted.  GrowLife acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

ff.	Regulatory Permits. GrowLife and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to for their respective businesses as currently conducted and as described in the Commission Documents, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither GrowLife nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Material Permit.

GrowLife-CANX JV Agmnt, Page 16

gg.
Labor Relations.  No material labor dispute exists or, to the knowledge of GrowLife, is imminent with respect to any of the employees of GrowLife, which could reasonably be expected to result in a Material Adverse Effect.  None of GrowLife’s or its subsidiaries’ employees is a member of a union that relates to such employee’s relationship with GrowLife or such subsidiary, and neither GrowLife nor any of its subsidiaries is a party to a collective bargaining agreement, and GrowLife and its subsidiaries believe that their relationships with their employees are good.  To the knowledge of GrowLife, no executive officer of GrowLife or any of its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition  agreement,  or  any  other  contract  or  agreement  or  any  restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject GrowLife or any of its subsidiaries to any liability with respect to any of the foregoing matters.  GrowLife and its subsidiaries are in compliance with all United States. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

hh.
No  Disqualification  Events.    None  of  GrowLife,  any  of  its  predecessors,  any affiliated issuer, any director, executive officer, other officer of GrowLife participating in the offering, any beneficial owner of 20% or more of GrowLife’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with GrowLife in any capacity at the time of sale (each, a "Company Covered Person" and, together, "Company Covered Persons") is subject to any of the "Bad Actor" disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2)or (d)(3). GrowLife has exercised reasonable care to determine whetherany Company Covered Person is subject to a Disqualification Event.  GrowLife has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

ii.
Notice of Disqualification Events.  GrowLife will notify CANX in writing, prior to the effective date of this Agreement of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

GrowLife-CANX JV Agmnt, Page 17

9.          Representations  and  Warranties  of  CANX.  CANX  hereby  makes  the  following representations and warranties to GrowLife:

a.	Organization and Standing of CANX. CANX is a limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State of Nevada.

b.
Authorization and Power.  CANX has the requisite power and authority to enter into and perform the Transaction Documents and to acquire the CANX Warrants being issued to it hereunder. The execution, delivery and performance of the Transaction Documents by CANX and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of CANX or its Board of Directors, stockholders, or partners, as the case may be, is required. This Agreement has been duly  authorized,  executed  and   delivered  by   CANX.   The  other  Transaction Documents constitute, or shall constitute when executed and delivered, valid and binding obligations of CANX enforceable against CANX in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

c.
Acquisition for Investment.  CANX is acquiring the CANX Warrants solely for its own account for the purpose of investment and not with a view to or for sale in connection with the distribution thereof. CANX does not have a present intention to sell any of the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Securities to or through any Person. CANX acknowledges that it (i) has such knowledge and experience in financial and business matters such that CANX is capable of evaluating the merits and risks of its investment in GrowLife, (ii) is able to bear the financial risks associated with an investment in the Securities, and (iii) has been given full access to such records of GrowLife and to the officers of GrowLife as it has deemed necessary or appropriate to conduct its due diligence investigation.

d.
General.    CANX  understands that  the  Securities are  being  offered  and  sold  in reliance on a transactional exemption from the registration requirements of United States federal and state securities laws and GrowLife is relying in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of CANX set forth herein in order to determine the availability of such exemptions and the suitability of CANX to acquire the Securities. CANX understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

e.
Experience of CANX; Independent Investment Decision.    CANX, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.   CANX  is able to bear the economic risk of  an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

GrowLife-CANX JV Agmnt, Page 18

f.	No General Solicitation. CANX acknowledges that the Securities were not offered to CANX by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which CANX was invited by any of the foregoing means of communications.

g.
Accredited Investor. At the time CANX was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises CANX Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
CANX is not a registered broker-dealer under Section 15 of the Exchange Act.CANX has such experience in business and financial matters that it is capable of evaluating  the  merits  and  risks  of  an  investment  in  the  Securities.  CANX acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

10.        Covenants of Growlife.  GrowLife covenants with CANX as follows, which covenants are for the benefit of CANX and its respective permitted assignees.

a.
Securities Compliance.  GrowLife shall notify the Commission, in accordance with its rules and regulations, of the transactions contemplated by any of the Transaction Documents, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to CANX, or their respective subsequent holders.

b.
Listing of Common Stock. GrowLife hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the OTC Markets or such other market on which it is currently listed, and if required, on the date of the issuance of the Securities, GrowLife shall apply to list or quote all of the Underlying Shares and Warrant Shares on such trading market and promptly secure the listing of all of the

Underlying Shares and Warrant Shares on such trading market. GrowLife further agrees, if GrowLife applies to have the Common Stock traded on any other trading market, it will then include in such application all of the Underlying Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Underlying Shares and Warrant Shares to be listed or quoted on such other trading market as promptly as possible.   GrowLife will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on a trading market and will comply in all respects with GrowLife’s reporting, filing and other obligations under the bylaws or rules of the trading market.

GrowLife-CANX JV Agmnt, Page 19

c.
Keeping of Records and Books of Account.  GrowLife shall keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of GrowLife, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

d.
Reservation of Shares of Common Stock.  So long as the Shares or Warrants remain outstanding, GrowLife shall take all action necessary to at all times have authorized, and  reserved  for  the  purpose  of  issuance,  the  maximum  number  of  shares  of Common Stock to effect the exercise of the Warrants.

e.
Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the third Business Day immediately following the effective date of this Agreement, GrowLife shall file a Current Report on Form 8-K (including all attachments, the “8-K Filing”) with the Commission describing the terms of the transactions contemplated by the Transaction Documents and including as exhibits to such Current Report on Form 8-K this Agreement, the Warrants and the Registration Rights Agreement, and the schedules hereto and thereto in the form required by the Exchange Act.  As of the time of the filing of the 8-K Filing with the Commission, CANX shall not be in possession of any material, nonpublic information received from GrowLife or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. GrowLife shall not, and shall cause each of its respective officers, directors, employees and agents not to, provide CANX with any material, nonpublic information regarding GrowLife from and after the filing of the 8-K Filing with GrowLife without the express written consent of CANX.  Subject to the foregoing, neither GrowLife nor CANX shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that GrowLife shall be entitled, without the prior approval of CANX, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith, and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) above CANX shall be notified by GrowLife (although the consent of CANX shall not be required) in connection with any such press release or other public disclosure prior to its release).

f.	Acknowledgment of Dilution. GrowLife acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. GrowLife further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares, the Underlying Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim GrowLife may have against CANX and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of GrowLife.

g.
Form D; Blue Sky Filings.  GrowLife agrees to timely file a Form D with respect to the  Securities  as  required  under  Regulation  D  and  to  provide  a  copy  thereof, promptly upon request of CANX.  GrowLife shall take such action as GrowLife shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, issuance to CANX under applicable securities or “Blue Sky” laws of  the states of  the  United States, and shall provide evidence of such actions promptly upon request of CANX.

GrowLife-CANX JV Agmnt, Page 20

h.
Furnishing of Information; Public Information.   Until the later of the time that (i) CANX owns no Securities or (ii) the Warrants have expired, GrowLife covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by GrowLife after the date hereof pursuant to the Exchange Act even if GrowLife is not then subject to the reporting requirements of the Exchange Act.

Atany time during the period commencing from the six (6) month anniversary of the date hereof and ending at such time that all of the Securities may be sold without the requirement for GrowLife to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144. If GrowLife shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”). Nothing herein shall limit CANX’s right to pursue actual damages for the Public Information Failure, and CANX shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

i.	Subsequent Equity Sales. Intentionally deleted.

j.
Conversion and Exercise Procedures.    Each of  the  form  of  Notice  of  Exercise included in the Warrants sets forth the totality of the procedures required of CANX in order to exercise the Warrants.  No additional legal opinion, other information or instructions shall be required of CANX to exercise or sell their Warrants.  GrowLife shall honor exercises and sales of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

11.         Conditions Precedent to the Obligations of GrowLife.   The obligation hereunder of GrowLife to issue the Warrants to CANX on the effective date of this Agreement, and perform its other obligations under this Agreement is subject to the satisfaction or waiver, at or before the effective date of this Agreement, of the conditions set forth below. These conditions are for GrowLife’s sole benefit and may be waived by GrowLife at any time in its sole discretion.

a.
Accuracy of CANX’s Representations and Warranties.   The representations and warranties of CANX shall be true and correct in all material respects as of the date when made and as of the effective date of this Agreement as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

b.
Performance by CANX.  CANX shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by CANX at or prior to the effective date of this Agreement.

c.
No  Injunction.    No  statute,  rule,  regulation,  executive  order,  decree,  ruling  or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

GrowLife-CANX JV Agmnt, Page 21

d.	Delivery of Transaction Documents. The Transaction Documents to which CANX is a party shall have been duly executed and delivered by CANX to GrowLife.

12.        Conditions Precedent to the Obligations of CANX.  The obligations of CANX hereunder to consummate the transactions contemplated by this Agreement and perform its obligations hereunder is subject to the satisfaction or waiver, at or before the effective date of this Agreement, of each of the conditions set forth below. These conditions are for CANX’ sole benefit and may be waived by CANX at any time in their sole discretion.

a.
Accuracy of GrowLife’s Representations and Warranties. Each of the representations and warranties of GrowLife in the Transaction Documents shall be true and correct in all material respects as of the effective date of this Agreement, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

b.
Performance by GrowLife.  GrowLife shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by GrowLife at or prior to the effective date of this Agreement.

c.
No Suspension, Etc.  Trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by GrowLife, which suspension shall be terminated prior to the effective date of this Agreement), and, at any time prior to the effective date of this Agreement, trading in securities generally as reported by Bloomberg L.P. (“Bloomberg”) shall not have been suspended or limited, or minimum prices shall not have been established  on  securities  whose  trades  are  reported  by  Bloomberg,  nor  shall  a banking moratorium have been declared either by the United States or Nevada State authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the  reasonable  judgment  of  CANX,  makes  it  impracticable  or  inadvisable  to purchase the Securities.

d.
No  Injunction.    No  statute,  rule,  regulation,  executive  order,  decree,  ruling  or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

e.
No Proceedings or Litigation.  No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against GrowLife, or any of the officers, directors or affiliates of GrowLife, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

GrowLife-CANX JV Agmnt, Page 22

f.
Secretary’s  Certificate.    GrowLife  shall  have  delivered  to  CANX  a  secretary’s certificate, dated as of the effective date of this Agreement, as to (i) resolutions adopted by the Board of Directors of GrowLife, (ii) the Articles and the Bylaws, each as in effect at the effective date of this Agreement, and (iii) the authority and incumbency of the officers of GrowLife executing the Transaction Documents and any other documents required to be executed or delivered in connection therewith.

g.
Officer’s Certificate.  On the effective date of this Agreement, GrowLife shall have delivered to CANX a certificate of an executive officer of GrowLife, dated as of the effective date of this Agreement, confirming the accuracy of GrowLife’s representations, warranties and covenants as of the effective date of this Agreement and confirming the compliance by GrowLife with the conditions precedent set forth in this Agreement as of the effective date of this Agreement.

h.
Fees and Expenses. As of the effective date of this Agreement, all fees and expenses required to  be  paid  by  GrowLife  shall  have  been  or  authorized to  be  paid  by GrowLife as of the effective date of this Agreement.

i.	Registration Rights Agreement. As of the effective date of this Agreement, the parties shall have entered into the Registration Rights Agreement in the Form of Exhibit C attached hereto.

j.
Board Resolutions.  As of the effective date of this Agreement, GrowLife shall have delivered certified resolutions of the GrowLife board of directors approving this Agreement, and all of the transactions contemplated herein, including, without limitation, the OGI Director, the OGI nomination of Successor CEOs, and Minimum Increase of Authorized Shares.

k.	Material Adverse Effect. No Material Adverse Effect shall have occurred.

l.
Opinion of Counsel.  Counsel to GrowLife shall have delivered to CANX an opinion of counsel satisfactory to CANX, acting reasonably, regarding: (A) the validity of the incorporation of GrowLife, (B) the good standing of GrowLife with respect to the filing of annual reports and the validity of the issue and full payment of the Securities, and (C) as to the due authorization, execution and delivery of this Agreement, (D) the capital of GrowLife, (E) non-contravention and no breach of laws or the articles or bylaws of GrowLife, or any contract or agreement to which GrowLife is a party, as a result of the execution, delivery and performance of this Agreement by GrowLife, (F) no “anti-takeover” laws (including, without limitation, Section 203 of the Delaware corporate code) are triggered by the execution and performance of this Agreement, and (G) the enforceability of this Agreement.

GrowLife-CANX JV Agmnt, Page 23

13.         Confidentiality.

a.
Disclosure of Terms of Agreement by OGI and/or CANX.  OGI and CANX agree that they will not engage in any discussion or reveal information contained in this Agreement  with  anyone  outside  of  its  privileged  communications  within  OGI, CANX and their current and prospective officers, directors and contracted professionals, and investors, and to such extent only on a need to know basis.

b.
Disclosure  of  Terms  of  Agreement  by  GrowLife.    The  Parties  understand  that GrowLife is a publicly-traded company subject to various disclosure requirements under Federal and State securities laws. GrowLife agrees that prior to issuing a public a press release that includes information about OGI and/or any of its affiliates; it will submit a copy of such press release to OGI together with a request for OGI approval, which such request shall not be unreasonably withheld.

14.        Allocation of Net Profits and Losses.  Except as otherwise provided in this Agreement, the Net Profits and Net Losses of OGI will be allocated solely as provided in OGI’s operating agreement.

15.        Distributions.   OGI shall distribute the Net Cash from Operations as provided in OGI’s operating agreement.

16.        Reimbursement  and  Expenses.    GrowLife  shall  not  be  obligated  to  reimburse  any expenses incurred by OGI. OGI shall pay all of its own expenses reasonably incurred in the operation of OGI and OGI New Business, provided however, such expenses and other costs and expenses incurred in the ordinary course of business shall be credited against the Transaction Financing.

17.        Books and Records. OGI shall maintain complete and accurate books of account of OGI as provided by applicable law.

18.        Insurance.  OGI will be a separate and distinct limited liability company organized under the laws of the State of Nevada.  OGI will purchase appropriate insurance for OGI and it will maintain this insurance for the duration of its existence.

19.        Liability of Joint Venturers.  No Party shall be liable, responsible or accountable in damages or otherwise to any other Party for any act or omission performed or omitted to be performed in good faith and pursuant to the authority granted to the Party by this Agreement, unless the act or failure to act is attributable to fraud, gross negligence or willful misconduct on that Party's part.

20.        Arbitration.  This Agreement, its Exhibits and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of Nevada including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.   Any and all disputes arising under the terms of this Agreement that cannot be resolved by the Parties shall be resolved by binding arbitration under the jurisdiction of JAMS in Clark County, Nevada.

GrowLife-CANX JV Agmnt, Page 24

21.        Miscellaneous.

a.
Notice.  Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery electronic mail delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

If to GrowLife:	GrowLife, Inc.
20301 Ventura Boulevard, Suite 126
Woodland Hills, CA 91364
Attn: Mr. Sterling Scott sscott@growlifeinc.com

If to CANX/OGI:	CANX USA LLC
410 South Rampart Boulevard, Suite 350
Las Vegas, Nevada 89145
Attn: Mr. Bryan Williams
(702) 360-6000 — Fax: (702) 360-0000 E-Mail: bwilliams@sklar-law.com

a.
Attorneys’  Fees.    If  a  dispute  should  arise  between  the  Parties  hereunder,  the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable attorney's fees and costs (including all arbitration costs) incurred by the prevailing Party in resolving such dispute.

b.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any principles of conflicts of laws.

c.	Assignment. Unless provided for hereunder this Agreement, no Party shall assign or transfer its rights or obligations under this Agreement without the express prior written consent of the other Party.

d.
Severability.    If  any  provision  of  this  Agreement  is  unenforceable,  invalid,  or violates applicable law, such provision shall be deemed stricken and shall not affect the enforceability of any other provisions of this Agreement.

e.	Modification. No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all Parties hereto.

f.
Entire Agreement.  This Agreement and its Exhibits set forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby,  and  supersedes  all  prior  agreements,  arrangements,  and  understandings related to the subject matter hereof.   No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement.

GrowLife-CANX JV Agmnt, Page 25

g.
Counterparts.   This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

h.
Authority.   Each of the Parties and signatories to this Agreement has full right, power, legal capacity and authority to enter into and perform the Party’s respective obligations under this Agreement, and no approvals or consents of any other persons are necessary in connection with that authority.

i.
Captions.   Titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

j.	Time of Essence. Time is of the essence of each and every provision of this Agreement.

k.
Effective Date.    The  parties  agree  to  submit  this  Agreement  for  approval  and ratification by the respective Directors of each of the Parties not later than November 19, 2013.   The effective date of execution of this Agreement shall be the date on which the respective Directors/Managers of each of Parties shall have approved and ratified this Agreement.

IN  WITNESS  WHEREOF,  the  undersigned  has  caused  this  Agreement  to  be  duly executed as of the date set out above.

GROWLIFE, INC.		CANX USA, LLC

By:	/s/ Sterling Scott	By:	/s/ Randy Breitman
	Name: Sterling Scott Title: Chief Executive Officer		Name: Randy Breitman Title: Manager
CANX USA, LLC

		BY:	/s/ Anthony J. Ciabattoni
CANX USA II, LLC Manager, CANX USA, LLC Name: Anthony J. Ciabattoni Title: Manager of CANX USA II, LLC

GrowLife-CANX JV Agmnt, Page 26